UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

Silver Point Specialty Lending Fund

(Exact name of registrant as specified in its charter)

Maryland	000-56533	47-1577585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Greenwich Plaza, Suite 1 Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 542-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of January 2, 2026, Silver Point Specialty Lending Fund (the “Fund”) issued and sold 357,654 of its unregistered common shares of beneficial interest, par value $0.001 per share (the “Shares”), for an aggregate offering price of $10,000,000, reflecting a purchase price of $27.96 per Share (with the final number of Shares being determined on January 26, 2026).

The offer and sale of Shares was made pursuant to subscription agreements entered into by the Fund and its shareholders. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, pursuant to Section 4(a)(2) of the Securities Act of 1933, Regulation D thereunder, and/or Regulation S thereunder.

Item 8.01.	Other Events

On January 29, 2026, the Board of Trustees of the Fund declared a regular monthly dividend to holders of the Fund’s common shares of beneficial interest, par value $0.001 per share, as of January 31, 2026, payable on or before February 27, 2026, in the amount of $0.24 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Point Specialty Lending Fund

Date: January 30, 2026	By:	/s/ James Kasmarcik
	Name:	James Kasmarcik
	Title:	Chief Compliance Officer